Exhibit 10.2

EXECUTION FORM

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this [●] day of [●], 2021, by and among TPG Pace Solutions Corp., a Cayman Islands exempted company (the “Company”), Vacasa, Inc. (“Newco”) and the undersigned (“Subscriber”).

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Company is entering into a definitive agreement with Vacasa Holdings LLC, a Delaware limited liability company (“Vacasa”), Newco and the other parties thereto, providing for the acquisition of Vacasa (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Business Combination”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Transaction Agreement;

WHEREAS, one Business Day prior to the Closing Date, at the Effective Time, the Company shall merge with and into Newco a newly formed Delaware corporation and wholly-owned subsidiary of Vacasa, with Newco surviving such merger (the “Merger”);

WHEREAS, by virtue of the Merger, each then issued and outstanding Cayman Pace Class A Ordinary Share shall convert automatically, on a one-for-one basis, into a share of Class A Common Stock of Newco (“Class A Common Stock”);

WHEREAS, on the Closing Date, concurrently with the Closing and in connection with the Business Combination, Subscriber desires to subscribe for and purchase from the Company that number of shares of Class A Common Stock, set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $9.50 per share, with the aggregate purchase price being set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below);

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “Other Subscriber” and together with the Subscriber, the “Subscribers”) have, severally and not jointly, entered into separate subscription agreements with the Company and Newco (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase shares of Class A Common Stock on the Closing Date at the same per share purchase price as Subscriber, and the aggregate amount of securities to be sold by Newco pursuant to the Subscription Agreements equals, as of the date hereof, [●] shares of Class A Common Stock;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and Newco hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”). Upon Subscriber’s request, Newco shall deliver to Subscriber: (i) a duly completed and executed Internal Revenue Service Form W-9 or W-8BenE, as applicable and (ii) the names, email addresses and telephone numbers of two company contacts (the “Wire Verification Information”).

2.            Closing.

(a)            The “Subscription Closing” shall occur on the Closing Date and concurrently with the Closing. At least five (5) business days before the Company reasonably anticipates the Closing will occur, the Company shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) business days prior to the Closing Date set forth in the Closing Notice, the Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Acquired Shares to the Subscriber, including, without limitation, the legal name of the person in whose name the Acquired Shares are to be issued and a duly completed and executed Internal Revenue Service (“IRS”) Form W-9 or appropriate Form W-8. The Subscriber shall deliver to the Company, on or prior to the date that immediately precedes the Closing Date,1 to be held in escrow until the Subscription Closing, the Purchase Price in cash via wire transfer of United States dollars in immediately available funds to the account specified in the Closing Notice, such funds to be held by the Company in escrow until the Subscription Closing.

(b)            On the Closing Date, the Purchase Price shall be released from escrow against and concurrently with delivery by Newco to Subscriber of (i) the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under this Subscription Agreement or applicable state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a copy of the records of, or correspondence from, Newco’s transfer agent (the “Transfer Agent”) reflecting Subscriber as the owner of the Acquired Shares on and as of the Closing Date (in book entry form). In the event the Closing does not occur within three (3) business days of the Closing Date specified in the Closing Notice, the Company shall promptly (but not later than three (3) business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber and the Subscriber shall be deemed to have requested that the Acquired Shares be surrendered to Newco for nil consideration (with any book entries or share certificates deemed cancelled, and any share certificates held by the Subscriber promptly returned to Newco). If this Subscription Agreement terminates, in accordance with the terms hereof, following the delivery by the Subscriber of the Purchase Price, Newco shall promptly (but not later than three (3) business days thereafter) return the Purchase Price to the Subscriber. Notwithstanding the foregoing, (i) a failure to close on the Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (ii) Subscriber shall remain obligated to (A) redeliver funds to Newco following Newco’s delivery to Subscriber of a new Closing Notice and (B) consummate the Closing upon satisfaction of the conditions set forth in this Section 2.

1 For any Subscriber that is an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or that is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940 (the “Investment Advisers Act”), substitute the following closing mechanics in lieu of those described in the fourth and fifth sentences of this Section 2(a): “The Subscriber shall initiate funding of the Purchase Price to the Company on the Closing Date, via wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice; provided, that the Subscriber shall not be obligated to initiate funding of the Purchase Price or consummate the Subscription Closing until the Company has delivered to the Subscriber (i) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a copy of the records of, or correspondence from, the Company’s transfer agent (the “Transfer Agent”) reflecting Subscriber as the owner of the Acquired Shares on and as of the Closing Date or the business day immediately preceding the Closing Date, as applicable. In the event the Subscriber has not instructed the initiation of the wire transfer(s) in the amount of the Purchase Price within one (1) business day of the Closing Date, the issuance of the Acquired Shares shall be deemed to be null and void and the Company shall promptly reverse and cancel any book entries reflecting the issuance of the Acquired Shares.”

(c)            For the purposes of this Subscription Agreement, “business day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed or on which banking institutions are generally authorized or required by law or regulation to close.

(d)           The obligation of the Company and Newco to consummate the transactions contemplated hereunder shall be subject to the conditions that, on the Closing Date:

(i)            all representations and warranties of the Subscriber contained in this Subscription Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a Subscriber Material Adverse Effect.

(ii)            the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; provided, that this condition shall be deemed satisfied unless written notice of such non-compliance is provided by the Company or Newco to the Subscriber and the Subscriber fails to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice.

(e)           Without affecting the timing set forth in Section 2(a), the obligations of the Subscriber to consummate the transactions contemplated hereunder shall be subject to the conditions that, on the Closing Date:

(i)            all representations and warranties of the Company and Newco contained in this Subscription Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have an Company Material Adverse Effect or Newco Material Adverse Effect;

(ii)            the Company and Newco shall have performed, satisfied and complied (unless waived) in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by them at or prior to the Subscription Closing; provided, that this condition shall be deemed satisfied unless written notice of such non-compliance is provided by Subscriber to the Company and Newco and the Company or Newco fails to cure such non-compliance in all material respects within five (5) Business Days of receipt of such notice;

(iii)            all conditions precedent to the closing of the Business Combination, including all necessary approvals of the Company and Newco’s shareholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Business Combination, but subject to satisfaction or waiver of such conditions as of the closing of the Business Combination);

(iv)            no governmental authority shall have enacted, issued or entered any judgment or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such restraint or prohibition would not be reasonably expected to have an Company Material Adverse Effect or Newco Material Adverse Effect); and

(v)            the terms of the Transaction Agreement shall not have been amended, modified or waived by the Company or Newco in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement unless Subscriber has consented in writing to such amendment, modification or waiver.

(f)           Without affecting the timing set forth in Section 2(a), the obligations of each of the Company, Newco and Subscriber to consummate the transactions contemplated hereunder are subject to the conditions that, on the Closing Date:

(i)            no order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, preventing the Subscription; and

(ii)            no suspension of the qualification of the Acquired Shares for the offering, sale or trade shall have been initiated in any jurisdiction, including by the Securities and Exchange Commission (the “Commission”).

(g)            Prior to the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3.            Company Representations and Warranties. The Company represents and warrants to the Subscriber and to the Placement Agents that:

(a)            The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)            This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, this Subscription Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)            The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), the issuance and sale by the Company of the Acquired Shares and the consummation of the other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would, in any case, reasonably be expected, individually or in the aggregate to have a material adverse effect on the business, financial condition, or results of operations of the Company (a “Company Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Company Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with its obligations under this Subscription Agreement.

(d)            There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the Closing Date.

(e)            The Company is not in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)            The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Commission of the Registration Statement (as defined below), (ii) the filings required in accordance with Section 9 of this Subscription Agreement, (iii) those required by the Designated Exchange (as defined in the Transaction Agreement), including with respect to obtaining stockholder approval, (iv) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar antitrust laws; and (v) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)            As of the date of this Subscription Agreement, the authorized share capital of the Company consists of (i) 500,000,000 Class A Ordinary Shares, 28,500,000 of which are issued and outstanding, (ii) 30,000,000 Class F ordinary shares, par value $0.0001 per share, of the Company, 3,166,667 of which are issued and outstanding, (iii) 30,000,000 Class G ordinary shares, par value $0.0001 per share, of the Company, 6,333,333 of which are issued and outstanding and (iv) 5,000,000 preferred shares, par value $0.0001 per share, of the Company, none of which are issued and outstanding as of the date of this Subscription Agreement.

(h)            The Company is not, and immediately after receipt of payment for the Acquired Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i)             The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation, would not individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

(j)             Following the Business Combination, the Acquired Shares are expected to be registered under the Exchange Act and to be listed for trading on the Designated Exchange. Except as otherwise disclosed by the Company in the SEC Documents (as defined below), there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Designated Exchange or the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on the Designated Exchange, excluding, for the purposes of clarity, the customary ongoing review of the Designated Exchange in connection with the Business Combination. The Company has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act prior to the Subscription Closing, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Class A Common Stock.

(k)            Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares. Neither the Company nor any person acting on its behalf has offered or will offer any of the Acquired Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(l)            Concurrently with the execution and delivery of this Subscription Agreement, the Company and Newco are entering into the Other Subscription Agreements providing for the sale of an aggregate of [●] shares of Class A Common Stock for an aggregate purchase price of $[●] (including the Acquired Shares purchased and sold under this Subscription Agreement). The Company has not entered into any side letter or similar agreement with any Other Subscriber pursuant to Other Subscription Agreements or any other investor in connection with such investor’s direct or indirect investment in the Company other than (i) the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, and (ii) the Other Subscription Agreements and agreements or forms thereof that have been publicly filed or will be publicly filed via the Commission’s EDGAR system, including filings made by the Company. No Other Subscription Agreement (other than pursuant to the Business Combination or any Other Subscription Agreements entered into by investment companies registered under the Investment Company Act of 1940, as amended, or investors advised by an investment adviser subject to regulation under the Investment Advisers Act as contemplated by Section 2(a) hereof) (collectively, the “PIPE Agreements”) contains terms (economic or otherwise) that are materially more advantageous to any such Other Subscriber (as compared to Subscriber) other than such PIPE Agreements containing any of the following: (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber, (ii) any rights or benefits which are personal to an Other Subscriber based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Subscriber, (iii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity, or (iv) any rights or benefits granted to the Company, Newco, Vacasa or any of their respective affiliates or any of their respective partners, members, shareholders, employees or agents.

(m)            The Company has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each of the SEC documents filed by the Company (the “Company SEC Documents”) with the Commission prior to the date of this Subscription Agreement, which such Company SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the Company SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the Company SEC Documents. None of the Company SEC Documents filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception. The financial statements of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. As of the date hereof there are, and upon Closing there shall be, no material outstanding or unresolved comments in comment letters received by the Company from the Commission Staff with respect to any of the Company SEC Documents.

(n)            As of the date hereof, there are no pending or, to the knowledge of the Company, threatened suits, claim, actions or proceedings (collectively, “Actions”), which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Company Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Company which would, individually or in the aggregate, reasonably be expected to have an Company Material Adverse Effect.

(o)            The Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any shareholder or affiliate of the Company, and is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Acquired Shares, other than J.P. Morgan Securities LLC (“J.P. Morgan”), Goldman Sachs & Co. LLC (“GS”) and Deutsche Bank Securities Inc. (“DB”) (the “Placement Agents”) and TPG Capital BD, LLC. The Company is solely responsible for paying any fees or any other commission owed to the Placement Agents in connection with the transactions contemplated herein.

4.            Newco Representations and Warranties. Newco represents and warrants to the Subscriber and to the Placement Agents that:

(a)            Newco is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)            As of the Subscription Closing, the Acquired Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor, will be free and clear of any liens or other restrictions whatsoever (other than those specified hereunder or those created under applicable laws) in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights, whether created Newco’s certificate of incorporation or bylaws, following the Domestication Merger, under the Delaware General Corporation Law or otherwise.

(c)            This Subscription Agreement has been duly authorized, executed and delivered by Newco and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, this Subscription Agreement is enforceable against Newco in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)            The execution, delivery and performance of this Subscription Agreement (including compliance by Newco with all of the provisions hereof), the issuance and sale by Newco of the Acquired Shares and the consummation of the other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Newco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Newco is a party or by which Newco is bound or to which any of the property or assets of Newco is subject, which would, in any case, reasonably be expected, individually or in the aggregate to have a material adverse effect on the business, financial condition, or results of operations of Newco (a “Newco Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of Newco to comply in all material respects with the terms of its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Newco; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Newco or any of its properties that would reasonably be expected to have a Newco Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Newco to comply in all material respects with its obligations under this Subscription Agreement.

(e)            Newco acknowledges and agrees that, notwithstanding anything herein to the contrary, prior to the Effectiveness Date (as defined herein), the Acquired Shares may be pledged by Subscriber in connection with a bona fide margin agreement (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, which such pledge (but for the avoidance of doubt, not any call or redemption in connection with such pledge) shall not be deemed to be a transfer, sale or assignment of the Acquired Shares hereunder, and Subscriber effecting a pledge of Acquired Shares shall not be required to provide Newco with any notice thereof or otherwise make any delivery to Newco pursuant to this Subscription Agreement.

(f)            Newco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Newco of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Commission of the Registration Statement (as defined below), (ii) the filings required in accordance with Section 9 of this Subscription Agreement, (iii) those required by the Designated Exchange (as defined in the Transaction Agreement), including with respect to obtaining stockholder approval, (iv) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar antitrust laws; and (v) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Newco Material Adverse Effect.

(g)            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by Newco to Subscriber.

(h)            Neither Newco nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares. Neither Newco nor any person acting on its behalf has offered or will offer any of the Acquired Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(i)            Following the Subscription Closing, the Acquired Shares will not be subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the undersigned to pledge, sell, assign or otherwise transfer the Acquired Shares under any organizational document or agreement of, by or with Newco but excluding the restrictions on transfer described in Section 5(f) hereof with respect to the status of the Acquired Shares as “restricted securities” pending their registration for resale under the Securities Act in accordance with the terms of this Subscription Agreement.

(j)            Concurrently with the execution and delivery of this Subscription Agreement, Newco and the Company are entering into the Other Subscription Agreements providing for the sale of an aggregate of [●] shares of Class A Common Stock for an aggregate purchase price of $[●] (including the Acquired Shares purchased and sold under this Subscription Agreement). Newco has not entered into any side letter or similar agreement with any Other Subscriber pursuant to Other Subscription Agreements or any other investor in connection with such investor’s direct or indirect investment in Newco other than (i) the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, and (ii) the Other Subscription Agreements and agreements or forms thereof that have been publicly filed or will be publicly filed via the Commission’s EDGAR system, including filings made by the Company. No Other Subscription Agreement (other than pursuant to the Business Combination or any Other Subscription Agreements entered into by investment companies registered under the Investment Company Act of 1940, as amended, or investors advised by an investment adviser subject to regulation under the Investment Advisers Act as contemplated by Section 2(a) hereof) (collectively, the “PIPE Agreements”) contains terms (economic or otherwise) that are materially more advantageous to any such Other Subscriber (as compared to Subscriber) other than such PIPE Agreements containing any of the following: (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber, (ii) any rights or benefits which are personal to an Other Subscriber based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Subscriber, (iii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity, or (iv) any rights or benefits granted to the Company, Vacasa or any of their respective affiliates or any of their respective partners, members, shareholders, employees or agents.

(k)            As of the date hereof, Newco has not conducted, and prior to the Closing Date of the Business Combination Newco will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities in each case other than as in connection with the Business Combination.

(l)            Newco has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any shareholder or affiliate of Newco, and is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Acquired Shares, other than with respect to the Placement Agents and TPG Capital BD, LLC.

5.            Subscriber Representations and Warranties. Subscriber represents and warrants to the Company, Newco and the Placement Agents that:

(a)            Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)            This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company and Newco, this Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)            No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Subscriber in connection with the consummation of the transactions contemplated by this Subscription Agreement.

(d)            The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Subscriber and any of its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) result in the violation of the provisions of the organizational documents of Subscriber; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

(e)            Subscriber (i) is (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, (b) an Institutional Account as defined in FINRA Rule 4512(c) and (c) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s participation in the purchase of the Acquired Shares, in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Acquired Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares. Subscriber qualifies under the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(f)            Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144A promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Acquired Shares. Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing restrictions and, as a result of these restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Acquired Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Acquired Shares are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Acquired Shares.

(g)            Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from Newco. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company and Newco or their affiliates, or any of their respective representatives, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements made by the Company and Newco, included in this Subscription Agreement.

(h)            Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code.

(i)             In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of the Company and Newco contained in this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has received such access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, Newco, Vacasa, and the Business Combination. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have (i) received (or in the case of documents filed with the Commission, had access to), reviewed and understood the offering materials made available to Subscriber and (ii) had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone (including the Placement Agent) other than the Company, Newco and their representatives concerning the Company, Newco or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber represents and warrants it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Business Combination, the Acquired Shares and the business, condition (financial or otherwise), management, operations, properties and prospects of the Company, Newco and Vacasa, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(j)             Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber, Newco and the Company, or one of their respective representatives. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company and Newco represent and warrant that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) assuming the representations and warranties of the Company and Newco are true and correct in all material respects, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any applicable state securities laws.

(k)            Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(l)             Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Newco. Subscriber acknowledges specifically that a possibility of total loss exists.

(m)           Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(n)            Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, or the United Kingdom (collectively “Sanctions Lists”), directly or indirectly owned or controlled by, or acting on behalf of, a person, that is named on a Sanctions List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member states, or the United Kingdom, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act or (vi) the Government of Venezuela, as defined in Executive Order 13884 of August 5, 2019. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the Sanctions Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o)        If Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non- U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that none of the Company, Newco or any of their affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares.

(p)        Subscriber is not currently (and at all times through the Subscription Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of equity securities of Newco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than a “group” comprised solely of the Subscriber and its affiliates.

(q)        Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in Newco as a result of the purchase and sale of the Acquired Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Newco from and after the Subscription Closing as a result of the purchase and sale of the Acquired Shares hereunder.

(r)         Subscriber has, and on each date the Purchase Price would be required to be funded to Newco pursuant to Section 2(a) will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 2(a). Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be funded to Newco pursuant to Section 2(a) and was not formed for the purpose of acquiring the Acquired Shares.

(s)         Subscriber shall, on or prior to the Closing Date, provide the Company or Newco with a properly completed and executed IRS Form W-9 or applicable IRS Form W-8

(t)         If Subscriber is located in the United Kingdom or a member state of the European Economic Area, it represents and warrants that it is a qualified investor (within the meaning of Regulation (EU) 2017/1129).

(u)        If Subscriber is located in the United Kingdom, Subscriber represents and warrants that it is a person of a kind described in articles 19(5) or 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (SI 2005/1529) (as amended) or is otherwise a person to whom an invitation or inducement to engage in investment activity may be communicated without contravening section 21 of the Financial Services and Markets Act 2000.

(v)        No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Acquired Shares.

(w)       None of the Placement Agents nor any of their respective members, directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to the Company, Newco or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company or Newco.

(x)         In connection with the issue and purchase of the Acquired Shares, no Placement Agent has acted as the Subscriber’s financial advisor or fiduciary.

(y)        No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(z)         Subscriber acknowledges that J.P. Morgan is also acting as Vacasa’s financial advisor in connection with the Business Combination.

(aa)      The Placement Agents (i) are each acting solely as the Company and Newco’s placement agent in connection with the transactions contemplated herein and are not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for you, the Company or any other person or entity in connection with any transaction contemplated herein, (ii) have not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the transactions contemplated herein, (iii) will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated herein or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, Newco or the transactions contemplated herein, and (iv)  shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Company, Newco or any other person or entity), whether in contract, tort or otherwise, to you, or to any person claiming through you, in respect of the transactions contemplated herein.

(bb)      Subscriber acknowledges that DB will receive deferred underwriting commissions after the consummation of the Business Combination.

6.            Registration Statement.

(a)        Newco agrees (i) to use commercially reasonable efforts to submit to or file with the Commission within thirty (30) calendar days after the Subscription Closing (the “Filing Date”) a registration statement on Form S-3, or if Newco is ineligible to use Form S-3, on Form S-1, for the resale (including any successor registration statement covering the resale of the Acquired Shares, the “Registration Statement”) of the Acquired Shares (and any other equity security of Newco issued or issuable with respect to the Acquired Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) pursuant to Rule 415 under the Securities Act, (ii) to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof but no later than the earlier of (a) the 60th calendar day (or 90th calendar day if the Commission notifies Newco that it will “review” the Registration Statement) following the Subscription Closing and (b) the 10th business day after the date Newco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”) and, in any event, shall use best efforts to cause the Registration Statement to be declared effective under the Securities Act within one year of the date of this Agreement; provided, however, that Newco’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to Newco such information regarding Subscriber, the securities of Newco held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by Newco to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as Newco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Newco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement except to the extent required by the Securities Act. Newco shall maintain the Registration Statement in accordance with the terms of this Section 6, and shall prepare and file with the Commission such amendments, including post- effective amendments, and supplements as may be necessary to keep such Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act through the period contemplated by Section 6(b)(i). In the event Newco files a Registration Statement on Form S-1, Newco shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as practicable after Newco is eligible to use Form S-3. For purposes of clarification, any failure by Newco to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Newco of its obligations to file or effect the Registration Statement as set forth above in this Section 6.

(b)            In the case of the registration, qualification, exemption or compliance effected by Newco pursuant to this Subscription Agreement, Newco shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense Newco shall:

(i)         except for such times as Newco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Newco determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Subscriber ceases to hold any Acquired Shares, (ii) the date all Acquired Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for Newco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) three (3) years from the “Effective Date” of the Registration Statement and (iv) the date all Acquired Shares have been registered on Form S-4. “Effective Date” as used herein shall mean the date on which the Registration Statement is first declared effective by the Commission. The period of time during which Newco is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)        during the Registration Period, advise Subscriber within three (3) business days:

(1)        when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)        of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3)        after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)        of the receipt by Newco of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)        subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state any untrue statement of a material fact or omits to state any material fact required to be stated therein (in the case of a Registration Statement) or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading.

Notwithstanding anything to the contrary set forth herein, Newco shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding Newco other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, non-public information regarding Newco;

(iii)       during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)      during the Registration Period, upon the occurrence of any event contemplated in Section 6(b)(ii)(5) above, except for such times as Newco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Newco shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)       during the Registration Period, use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the shares of Class A Common Stock have been listed; and

(vi)      during the Registration Period, use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and to enable Subscriber to sell the Acquired Shares under Rule 144.

(c)        Notwithstanding anything to the contrary in this Subscription Agreement, Newco shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Newco or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Newco’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by Newco in the Registration Statement of material information that Newco has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Newco’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements or is otherwise necessary for the Registration Statement to not contain a material misstatement or omission (each such circumstance, a “Suspension Event”); provided, however, that Newco may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Newco of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein (in the case of a Registration Statement) or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which Newco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Newco that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Newco unless otherwise required by law or subpoena. If so directed by Newco, Subscriber will deliver to Newco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)            Subscriber may deliver written notice (including via email in accordance with Section 9(q)) (an “Opt-Out Notice”) to Newco requesting that Subscriber not receive notices from Newco otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) Newco shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify Newco in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d)) and the related suspension period remains in effect, Newco will so notify Subscriber, within one (1) business day of Subscriber’s notification to Newco, by delivering to Subscriber a copy of such previous notice of Suspension Event (or notice of a Suspension Event if a previous notice of Suspension would have been delivered but for the provisions of this Section 6(d)), and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(e)            Newco shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless each Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, and employees and investment advisers of each Subscriber, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket costs (including, without limitation, reasonable and documented costs of preparation and investigation and reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) and all other reasonable and documented out-of-pocket expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Subscriber furnished in writing to Newco by such Subscriber expressly for use therein.

Newco shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which Newco is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by such Subscriber.

(f)         Each Subscriber shall, severally and not jointly with any other selling shareholder named in the Registration Statement or any other persons, indemnify and hold harmless Newco, its directors, officers, agents and employees, and each person who controls Newco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all Losses, as incurred, caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Subscriber furnished in writing to Newco by such Subscriber expressly for use therein. In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds (but before expenses) received by such Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

(g)        Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company, Vacasa, Newco and the Subscriber to terminate this Subscription Agreement; or (c) the date that is nine (9) months after the date of this Subscription Agreement if the Closing has not occurred on or before such date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement.

8.            Trust Account Waiver. Subscriber acknowledges that Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated April 8, 2021 (the “Prospectus”), available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

9.            Miscellaneous.

a.          Each book entry for the Acquired Shares shall contain a notation, and each certificate (if any) evidencing the Acquired Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

b.          If the Acquired Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Subscriber’s request, including in connection with any transfer by the Subscriber of the Acquired Shares to the account of a DTC participant without prior sale, the Company will, at its expense, cause the Transfer Agent to remove any remaining restrictive legend set forth on such Acquired Shares. In connection therewith, if required by the Transfer Agent, the Company will, at its expense, promptly cause an opinion of counsel to be delivered to and maintained with the Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent, that authorize and direct the Transfer Agent to issue such Acquired Shares without any such legend.

c.          Subscriber acknowledges that the Company, Newco, Vacasa and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber agrees to promptly notify the Company and Newco if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

d.         Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person (including, without limitation, the Company, Newco, Vacasa, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Company and Newco expressly contained in Section 3 and Section 4 of this Subscription Agreement in making its investment or decision to invest in Newco. Subscriber agrees that none of (i) any Other Subscriber pursuant to Other Subscription Agreements entered into in connection with the offering of Acquired Shares (including the affiliates or controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser), (ii) the Placement Agents, their respective affiliates or any of its or their respective affiliates’ control persons, officers, directors or employees, (iii) any other party to the Transaction Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, or (iv) any affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the Company, Newco, Vacasa or any other party to the Transaction Agreement shall be liable to Subscriber, or to any Other Subscriber, pursuant to this Subscription Agreement or the Other Subscription Agreements entered into in connection with the offering of Acquired Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares, except as may otherwise be required by applicable law or arising as a result of negligence or willful misconduct on the part of the relevant party. On behalf of itself and its affiliates, the Subscriber releases each of the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

e.          Each of the Company, Newco and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

f.          The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, of the Subscribed Shares until the Subscription Closing (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the Subscription (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any “short sales” and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

g.          Except as otherwise provided herein, neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned without the prior written approval of the Company, Vacasa and Newco. Neither this Subscription Agreement nor any rights that may accrue to the Company and Newco hereunder may be transferred or assigned.

h.          All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive until expiration twelve (12) months following the Closing.

i.           Subscriber shall keep confidential and shall not publicly disclose the existence or terms of this Subscription Agreement until the Business Combination is announced to the public by the parties to the Transaction Agreement in accordance with the terms set forth therein.

j.           The Company and Newco may request from Subscriber such additional information as the Company and Newco may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

k.          This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the each of the parties hereto.

l.           This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

m.         Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. The parties acknowledge and agree that Vacasa and Newco are third-party beneficiaries of the Company’s rights and remedies contained in this Subscription Agreement, solely with respect to Sections 1, 2, 7, 9(c), 9(d), 9(g), and 9(k). The parties further acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the Company and Subscriber contained in this Subscription Agreement and the Company’s rights and remedies contained in this Subscription Agreement, solely with respect to Section 9(d).

n.          If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

o.          This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

p.          Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein, except as expressly provided herein.

q.          Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)            if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)            if to the Company, or, following the Closing Date, to Newco, to:

c/o TPG Pace Holdings Corp.
301 Commerce St., Suite 3300
Fort Worth, TX 76102
Attn: General Counsel
Email: officeofgeneralcounsel@tpg.com

with a required copy to (which copy shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153
Attention: Douglas Warner; Christopher Machera
Email: doug.warner@weil.com; chris.machera@weil.com

r.           This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Subscription Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action (as defined in the Business Combination Agreement) may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Subscription Agreement or the Transactions (as defined in the Business Combination Agreement), (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Subscription Agreement, or the subject matter hereof, may not be enforced in or by such courts.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION (I) ARISING UNDER THIS SUBSCRIPTION AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS SUBSCRIPTION AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(r).

s.          The parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 9(r) this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages.  The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 9(s) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties acknowledge and agree that this Section 9(s) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

t.           If any change in the number, type or classes of authorized shares of the Company shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Acquired Shares issued to the Subscriber shall be appropriately adjusted to reflect such change.

u.          The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Business Combination and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of Subscriber, its investment adviser or any of their respective affiliates, or include the name of Subscriber, its investment adviser or any of their respective affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) the filing of this form of Subscription Agreement with the Commission and in the related Current Report on Form 8-K in a manner acceptable to Subscriber, (iii) in a press release or marketing materials of the Company in connection with the Business Combination in a manner acceptable to Subscriber and (iv) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of the Designated Exchange, in which case the Company shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iv).

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

TPG PACE SOLUTIONS CORP.

By:
Name:
Title:

Date:     , 2021

Signature Page to
Subscription Agreement

Newco:

Vacasa, Inc.

By:
Name:
Title:

SUBSCRIBER:

Signature of Subscriber	Signature of Joint Subscriber, if applicable:

By:		By:
	Name		Name
	Titles		Titles

Date: 2021

Subscriber consents to the disclosure of its name in accordance with Section 9(u)	Joint Subscriber consents to the disclosure of its name in accordance with Section 9(u)

Name of Subscriber:	Name of Joint Subscriber, if applicable:

___________________________________ (Please print. Please indicate name and capacity of person signing above)	____________________________________ (Please print. Please indicate name and capacity of person signing above)

____________________________________ Name in which securities are to be registered (if different):

Email Address:
If there are joint investors, please check one:
Joint Tenants with Rights of Survivorship
Tenants-in-Common
Community Property

Subscriber’s EIN: _____________________	Joint Subscriber’s EIN: _________________

Business Address-Street:	Mailing Address-Street (if different):

_____________________________________	_____________________________________
_____________________________________	_____________________________________
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Signature Page to
Subscription Agreement

Aggregate Number of Acquired Shares subscribed for:

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

Number of Acquired Shares subscribed for and Aggregate Purchase Price as of      , 2021, accepted and agreed to as of this      day of                         , 2021, by:

Signature of Subscriber:

[            ]

By:

Name:

Title:

Signature Page to
Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

3.	☐ We are an “Institutional Account” (as defined in FINRA Rule 4512(c)).

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.          ☐ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an institutional “accredited investor.”

2.	☐ We are not a natural person.

3.	☐ We are an “Institutional Account” (as defined in FINRA Rule 4512(c)).

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall include any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	Any rural business investment company (“RBIC”) as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); or

☐	Any entity in which all of the equity owners are institutional “accredited investors.”

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.